Exhibit 23

        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into International Recovery Corp.'s previously filed Form S-3 Registration Statement File No. 33-57935.


ARTHUR ANDERSEN LLP


Miami, Florida,
  May 26, 1995.